Exhibit 99.1

Creatd Q1 2022 CEO Letter

An open letter from CEO Laurie Weisberg to Creatd’s (Nasdaq: CRTD) stakeholders.

Having recently begun my tenure as the CEO of Creatd (Nasdaq: CRTD) (the “Company,” “we,” “us,” “our”), I hold top of mind the need to build upon nearly eight years of established culture that preceded me, while, at the same time, continuing to evolve to face an ever-changing technology landscape. I am committed to the success of the Company and the responsibility I have to our employees, our directors, senior partners, customers, and most, importantly, our shareholders.

Where We Are

I am grateful to Jeremy Frommer—with whom I’ve worked side by side for the last 18 months—and to the others that have mentored me and eased my transition into this role. With Jeremy now in place as Executive Chairman, as well as our previously announced new independent board, I have a great deal of confidence that our leadership team is fully prepared to bring our shared vision for the Company to fruition.

We have taken great care at the management level to prepare a strategy for executing and scaling various aspects of our business. From the start, the Company has relied on organizational design principles, due to the agility it affords a nimble business, particularly in an opportunistic period such as we are now experiencing.

Functionally, I have hands-on experience managing sales, marketing, customer service, and operations across technology companies, but more importantly, throughout my whole career as an executive, I’ve worked hard to appreciate the culture of a company and understand the importance of networking with my peers across finance, product, and engineering in an effort to best work alongside their teams and functions.

Throughout the last year, I have worked alongside co-founder and COO, Justin Maury, who oversaw the development of our flagship product Vocal, and our CFO, Chelsea Pullano, whose leadership was invaluable in the Company’s uplisting to Nadsdaq on September 11, 2020. With an additional senior management team of 10 individuals and an additional 40 talented and driven professionals, we have the foundation and accompanying processes and protocols to rapidly grow revenues while controlling operating and marketing costs.

I believe that an effective CEO must lead by example and constantly strive to stay ahead of the curve when it comes to business operations and optimization. Therefore, a great deal of my focus in the near term will be on executing the day-to-day strategy, driving revenues, maintaining operating budgets, and hiring world-class talent to meet new and evolving needs.

Creatd in 2022

The founding premise of Creatd has always been to work as a collective toward the successful execution of our strategies across four distinct yet deeply connected business pillars.

Creatd is a network that connects creators to brands and brands to creators. Our North Star is providing creators, who often see themselves as entrepreneurs in the new era of platform monetization, partnership opportunities to aid in their growth as individuals and businesses.

Our four pillars work together as a network, in that our products and service offerings become more and more valuable to customers the more people use them. First-party data collected across our four pillars drives multiple flywheel effects, creating a best-in-class user experience for creators and their audience as well as the brands who seek access to those audiences.

Creatd Labs

This year, Vocal has some important new product features, some of which have rolled out in Q1 and will continue to be released into Q2. Our flagship brand has seen tremendous growth over the last 12 months. We have listened to the Vocal creators and combined our own vision and strategy of the platform along with our corporate purpose to prioritize certain features. The development team plans to deliver our first iOS and Android app this summer.

Creatd Partners

The WHE Agency—founded and run by its CEO, Tracy Willis—is expected to be at the core of our agency’s success. As we look to integrate Vocal for Brands and Seller’s Choice more broadly into Creatd Partners’ offerings, we will be leading with creator and influencer content marketing strategies. We will continue to broaden our partnerships with platforms like META (Facebook and Instagram), TikTok, Google (Search and YouTube), and Pinterest. At the same time, Creatd Partners has fully consolidated its business operations, such that all of our agency revenues can be maximized from the get-go without incurring bespoke outsized implementation costs. We will continue exploring acquisition targets that are both complementary to our existing agency portfolio and can utilize proprietary data to rapidly scale success.

Creatd Ventures

With our most recent acquisition of Basis sourced by Tom Punch (CEO of Creatd Ventures), the Creatd Ventures portfolio consists of three owned and operated DTC consumer brands (including Camp and Dune, both of which launched in 2021). Our internal teams have built world-class websites using the best technology has to offer. Both websites are powered by Shopify’s headless architecture as well as robust data/analytics platforms. Further, Creatd Ventures has prioritized the full consolidation of its supply chain and distribution infrastructure to ensure streamlined operations. Against the headwinds of COVID-19, which impacted our supply chains, and iOS 14.5 updates which impacted digital marketing efforts, we are seeing tremendous growth across these two brands. Leveraging the first-party data from Vocal and our shared services, including the Creatd Partners agency, we are constantly optimizing our customer acquisition and retention marketing strategies. Lastly, similar to Creatd Partners, this business unit will look to expand the portfolio by exploring future acquisitions of more creator-led DTC brands.

Creatd Studios

Our newest business unit, Creatd Studios was established to help our creators launch their products or content across other forms of media. Debut projects that we have already launched include the OG Gallery and its NFT collection, which we are excited to present a new version of in the upcoming weeks. Just last week, we announced the 25 winners of the Vocal+ Fiction Awards Challenge. These incredible finalists will participate in Vocal’s first-ever published book, a short story anthology that is currently in production with UK-based publisher Unbound and slated to be available for purchase in Q1 2023. There are several other projects in the Creatd Studios pipeline, including the release of a graphic novel and NFT drop in partnership with writer, actor, and playwright Larry Blamire. This year will also see the launch of Vocal’s first-ever podcast, which will feature our very own Vocal creators and their stories, alongside a wide range of distinguished guests.

Final Words

As a first-time CEO, my overarching goal is to do right by all of Creatd’s stakeholders and work to maximize shareholder value. I hope to establish a legacy marked by transparent leadership, resilience, growth, and inclusion. Indeed, it has been and will continue to be a passion and priority of mine to advance diversity and gender equality in the workforce, and we have already begun making strides to do just that within our organization. Today, Creatd’s employee base is nearly 70% female; similarly, our newly constituted board of directors is majority female. We will focus our efforts this year on incorporating even more diverse voices across our business.

I take great care to surround myself with people who are experts in their domain, so that together we can make informed risks and make moves that are bold but measured. I frequently remind Creatd’s managers—at all levels—that one of the hardest and most important jobs of a leader is to hire great people. At the end of the day, the Company’s success relies on having an exceptional team that believes in our corporate purpose and, equally important, one that is capable of executing on it. I couldn’t be more confident that our team is the team to bring Creatd to its full potential.

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